UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2015 (October 5, 2015)
Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission by Vanguard on October 5, 2015 (the “Original LRE Form 8-K”), on October 5, 2015, Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), completed the previously announced transactions contemplated by the Purchase Agreement and Plan of Merger, dated as of April 20, 2015 (the “LRE Merger Agreement”), by and among Vanguard, Lighthouse Merger Sub, LLC, a wholly owned subsidiary of Vanguard (“Lighthouse Merger Sub”), Lime Rock Management LP (“LR Management”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P. (“LRR C”), Lime Rock Resources II-A, L.P. (“LRR II-A”), Lime Rock Resources II-C, L.P. (“LRR II-C,” and, together with LRR A, LRR B, LRR C, LRR II-A and LR Management, the “GP Sellers”), LRR Energy, L.P. (“LRE”) and LRE GP, LLC (“LRE GP”). Pursuant to the terms of the LRE Merger Agreement, Lighthouse Merger Sub was merged with and into LRE, with LRE continuing as the surviving entity and as a wholly owned subsidiary of Vanguard (the “LRE Merger”), and, at the same time, Vanguard acquired all of the limited liability company interests in LRE GP from the GP Sellers in exchange for common units representing limited liability company interests in Vanguard (“Vanguard Common Units”).

The LRE Merger was completed following approval, at a special meeting of LRE unitholders on October 5, 2015, of the LRE Merger Agreement and the LRE Merger by holders of a majority of the outstanding common units representing limited partner interests in LRE (“LRE Common Units”). As a result of the LRE Merger, (i) each outstanding LRE Common Unit was converted into the right to receive 0.550 newly issued Vanguard Common Units or, in the case of fractional Vanguard Common Units, cash (without interest and rounded up to the nearest whole cent) and (ii) Vanguard purchased all of the outstanding limited liability company interests in LRE GP in exchange for 12,320 newly issued Vanguard Common Units.

In addition, as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission by Vanguard on October 8, 2015 (the “Original Eagle Rock Form 8-K”), on October 8, 2015, Vanguard completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of May 21, 2015 (the “Eagle Rock Merger Agreement”), by and among Vanguard, Talon Merger Sub, LLC, an indirect wholly owned subsidiary of Vanguard (“Talon Merger Sub”), Eagle Rock Energy Partners, L.P. (“Eagle Rock”) and Eagle Rock Energy GP, L.P. (“Eagle Rock GP”). Pursuant to the terms of the Eagle Rock Merger Agreement, Talon Merger Sub was merged with and into Eagle Rock with Eagle Rock continuing as the surviving entity and as an indirect wholly owned subsidiary of Vanguard (the “Eagle Rock Merger”).

The Eagle Rock Merger was completed following (i) approval by holders of a majority of the outstanding common units representing limited partner interests in Eagle Rock (“Eagle Rock Common Units”), at a special meeting of Eagle Rock unitholders on October 5, 2015, of the Eagle Rock Merger Agreement and the Eagle Rock Merger and (ii) approval by Vanguard unitholders, at Vanguard’s 2015 Annual Meeting of unitholders, of the issuance of Vanguard Common Units to be issued as merger consideration to the holders of Eagle Rock Common Units in connection with the Eagle Rock Merger. As a result of the Eagle Rock Merger, each outstanding Eagle Rock Common Unit was converted into the right to receive 0.185 newly issued Vanguard Common Units or, in the case of fractional Vanguard Common Units, cash.

This Current Report on Form 8-K/A is being filed to provide the unaudited pro forma financial information related to the LRE Merger and the Eagle Rock Merger required by Item 9.01 of Form 8-K of the Original LRE Form 8-K and the Original Eagle Rock Form 8-K, respectively.

Item 9.01    Financial Statements and Exhibits

(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined consolidated financial information of Vanguard, as adjusted for the LRE Merger and for the Eagle Rock Merger, as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014, and the notes related thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1
Unaudited pro forma condensed combined consolidated financial information of Vanguard, as adjusted for the LRE Merger and for the Eagle Rock Merger, as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: October 9, 2015	By:	/s/ Richard A. Robert
		Name:	Richard A. Robert
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1
Unaudited pro forma condensed combined consolidated financial information of Vanguard, as adjusted for the LRE Merger and for the Eagle Rock Merger, as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014